                                                                    EXHIBIT 99.1

FROM:                                     FOR:
Padilla Speer Beardsley Inc.              Synovis Life Technologies, Inc.
1101 West River Parkway                   2575 University Ave.
Minneapolis, Minnesota 55415              St. Paul, Minnesota 55114

CONTACT:                                  CONTACT:
Nancy A. Johnson                          Karen Gilles Larson, President and CEO
(612) 455-1700                            Connie Magnuson, CFO
                                          (651) 796-7300


FOR IMMEDIATE RELEASE

SYNOVIS LIFE TECHNOLOGIES REPORTS FISCAL FIRST-QUARTER RESULTS

COMPANY FILES FOUR 510(k) APPLICATIONS WITH FDA IN FISCAL 2004,
INCLUDING NEW PERI-STRIPS CARDIAC APPLICATION


         ST. PAUL, Minn., Feb. 18, 2004 - Synovis Life Technologies, Inc. (NASDAQ: SYNO), today reported revenue and earnings for the first fiscal quarter ended January 31, 2004. The company had pre-announced on January 13 that results would be below Street expectations.

         First-quarter consolidated net revenue was $11.5 million compared to $12.5 million in the year-earlier period. Operating income declined to $567,000 from $1.2 million in the year-ago quarter. The company posted net income of $419,000, or three cents per diluted share, versus $793,000, or eight cents per diluted share, in the first quarter of fiscal 2003.

         "Let me emphasize what I said in our pre-announcement: While we are certainly not pleased with our first-quarter performance, we have abundant reasons to be optimistic about fiscal 2004 and far beyond," said Karen Gilles Larson, Synovis Life Technologies president and chief executive officer. "We continue to advance our opportunities, bringing them closer to realization. Specifically, the company filed four 510(k) submissions to the FDA during the last seven weeks."


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Synovis Life Technologies, Inc.
February 18, 2004
Page 2


         "The interventional side of our business has experienced decreased demand for cardiac rhythm management (CRM) components, particularly implantable cardioverter defibrillator (ICD) components," Larson noted. "This is a dramatic swing from the 80 percent increase in demand in the first half of fiscal 2003. In addition, the customer draw rate did not improve to the degree we had expected as January developed. Other companies in the CRM market felt the results of the ICD shortfall, based on press releases issued in the last few weeks. These releases indicated that, while there had been substantial growth in the ICD markets in 2003, the growth was less than had been expected. As a result, it appears customers accumulated inventory, which directly affects demand for our production. Our customers' efforts to move to just-in-time inventory management will also affect near-term demand for our CRM components. We expect interventional business CRM-related revenues to regain momentum as customers reduce inventories to reorder levels. Additionally, we expect new revenue sources throughout the fiscal year as current projects come to fruition and hit the revenue stream."

         In the surgical business, first-quarter sales increased, although not at the pace of previous quarters due to the expected entry of competition in the gastric bypass buttressing market which surfaced visibly in January. Said Larson, "Surgeons are always inquisitive about new technologies, so it is not surprising that they try new products as they are brought to market. However, we can show that our Peri-Strips(R) product has significantly superior buttressing characteristics in both burst strength and leak pressure when compared to the recently introduced product. We believe our technology will cause Peri-Strips to emerge the winner in this large, growing market and others."

         Larson continued, "We have a strong R&D pipeline and robust growth rates in the medical markets in which we participate. We expect to re-establish strong momentum going into the second half of fiscal 2004. We remain focused on building the business to increase the long-term value for all of our stakeholders."

         Cash and cash equivalents at the end of the quarter were $42.6 million. Cash used by operating activities was $419,000 as compared to cash used of $1.7 million in the first quarter of fiscal 2003. The company invested $1.2 million in capital expenditures to support current and future growth during the first quarter of fiscal 2004.


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Synovis Life Technologies, Inc.
February 18, 2004
Page 3


SURGICAL BUSINESS

         Surgical business revenue increased 10 percent in the first quarter to $6.7 million from $6.1 million in the year-ago period. The gross margin of 65 percent was unchanged from the year-earlier level. First-quarter operating income was $1.1 million, essentially flat compared to the prior-year period due to increased R&D expenses, facility expansion and other regulatory, clinical and marketing costs to advance growth opportunities. The surgical business develops, manufactures and markets implantable biomaterial products, tools to facilitate cardiovascular surgeries and products for microsurgery.

         Peri-Strips, a patent-protected biomaterial device, again led surgical product sales by contributing net revenue of $3.1 million in the first quarter, a 14 percent gain over the prior-year period. The company has nearly a decade of clinical experience with this product and is identifying new applications, leading to new opportunities. Peri-Strips provide integrity to the staple line and reduce the risk of leakage of air, blood or other bodily fluids.

         Currently, Peri-Strips sales come predominantly from its use in gastric bypass surgery, a treatment for morbid obesity that affects more than 15 million Americans. More and more patients are seeking gastric bypass surgery. Projections call for 110,000 to 150,000 gastric bypass procedures in 2004, which translates at most to only one percent of the current morbidly obese population undergoing surgical treatment annually.

         "While gastric bypass surgery alone can create Peri-Strips demand for the foreseeable future, two additional opportunities are emerging," said Larson. First, in early January, the Centers for Medicare & Medicaid Services resumed reimbursement for lung-volume reduction surgery (LVRS) for certain patients with late-stage emphysema. This procedure was performed frequently using Peri-Strips in the mid-1990s.

         Larson noted, "Although patient demand for LVRS appears to be growing, our conversations with physicians at the recent Society of Thoracic Surgeons meeting indicate the LVRS market will develop gradually, and will depend on the rate of physician referral, surgeons' experience with the procedure and hospital program development. Therefore, we have forecasted modest LVRS-related sales in 2004."


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Synovis Life Technologies, Inc.
February 18, 2004
Page 4


         Second, Synovis recently filed a 510(k) application with the FDA for Peri-Strips' use as a buttress to reinforce the staple lines during cardiac surgery, including the surgical removal of the left atrial appendage (LAA), a procedure believed to prevent strokes. Removal of the LAA is usually performed as an adjunct procedure during cardiac bypass surgery, mitral valve repair or other heart procedures, or as a treatment by itself. "We are very optimistic about this application, which could present a significant opportunity for the company," said Larson. An estimated 600,000 to one million LAA removal procedures could be performed annually worldwide, with about half of these estimated procedures in the United States.

INTERVENTIONAL BUSINESS

         Interventional business revenue declined to $4.8 million in the 2004 first quarter from $6.4 million in the same period last year. The first-quarter gross margin was 26 percent, an improvement over 23 percent in the prior-year quarter. In the first quarter of fiscal 2004, milestone payments with no associated costs contributed 1 percentage point to the gross margin increase. The quarterly operating loss was $535,000, versus operating income of $99,000 in the prior-year quarter.

         The interventional business prototypes and manufactures coils, helices, stylets, guidewires and complex micro-wire, polymer and machined components for the interventional medical device industry. Most interventional products are used by manufacturers in devices for cardiac rhythm management; devices used in neurostimulation and vascular procedures also represent significant markets.

         "Even though the first quarter results fell short of our expectations, we have not lost our determination or enthusiasm to continue our growth and business expansion for the balance of this fiscal year and beyond," noted Fariborz Boor Boor, executive vice president of Synovis Life Technologies. "We have added seven new customers to our existing customer base, our newly structured devices group is working on several potentially large projects and our precision engineering group is experiencing good growth. We continue to expand our core competencies across all of our businesses and facilities. In addition, our first proprietary device should be cleared to market shortly. Simply stated, the future of our interventional group is very bright."


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Synovis Life Technologies, Inc.
February 18, 2004
Page 5


FISCAL 2004 OUTLOOK

         In October 2003, Synovis Life Technologies issued fiscal 2004 annual guidance anticipating consolidated revenue of $75 million to $79 million and earnings per fully diluted share of 56 cents to 60 cents. The company reaffirmed its fiscal 2004 guidance in its pre-announcement press release of January 13, 2004. After just one quarter of the current fiscal year, the company has no compelling information to change its fiscal 2004 annual guidance. As stated previously, the company expects consolidated revenue and earnings will ramp up sharply in the second half of this fiscal year. The company's expectations are based, among other things, on estimated timelines for new indications of current products, the estimated progressive growth of lung volume reduction surgery as patient awareness increases and the timelines for completing development for new interventional business customers and the ensuing production revenue. In fiscal 2003, the company reported consolidated revenue of $58.0 million and earnings per diluted share of 47 cents. The above earnings-per-share projection for fiscal 2004 includes the impact of the 16 percent increase in outstanding shares as a result of a September 2003 private placement which netted the company $36.5 million in proceeds.

CONFERENCE CALL AND WEBCAST

         Synovis Life Technologies, Inc., will host a live Webcast of its fiscal first-quarter conference call today, February 18, at 10:00 a.m. CT to discuss the company's results, current market opportunities and the outlook going forward. To access the Webcast, go to the investor information section of the company's Web site, www.synovislife.com, and click on the Webcast icon. The Webcast replay will be available from noon CT today until 6:00 p.m. CT, Friday, March 19, 2004.

         If you do not have access to the Internet and want to listen to an audio replay of the first-quarter conference call, dial (800) 405-2236 and enter access number 567493. The audio replay will be available beginning at noon CT today through 6:00 p.m. CT on Friday, February 20.


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Synovis Life Technologies, Inc.
February 18, 2004
Page 6


ABOUT SYNOVIS LIFE TECHNOLOGIES

         Synovis Life Technologies, Inc., based in St. Paul, Minn., is a diversified medical device company engaged in developing, designing, manufacturing and bringing to market medical devices for the surgical and interventional treatment of disease. For additional information on Synovis Life Technologies and its businesses, visit the company's Web site at www.synovislife.com.

         Forward-looking statements contained in this press release are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. The statements can be identified by words such as "should", "may", "will", "expect", "believe", "anticipate", "estimate", "continue", or other similar expressions. Certain important factors that could cause results to differ materially from those anticipated by the forward-looking statements made herein include the timing of product introductions, the number of certain surgical procedures performed and the level of orders from contract manufacturing customers. A full discussion of factors can be found in the company's Annual Report on Form 10-K for the year ended October 31, 2003.


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Synovis Life Technologies, Inc.
February 18, 2004
Page 7


SYNOVIS LIFE TECHNOLOGIES, INC.
Consolidated Results of Operations (unaudited)
(in thousands, except per share data)


                                           Three Months Ended
                                               January 31,
                                       2004                    2003
                                  ---------------        ---------------
Net revenue                       $        11,519        $        12,469
Cost of revenue                             5,901                  7,027
Gross margin                                5,618                  5,442
Gross margin percentage                        49%                    44%
Selling, general and
      administrative                        4,157                  3,371
Research and development                      894                    861
Operating income                              567                  1,210
Interest, net                                  67                      1
Income before provision for
      income taxes                            634                  1,211
Provision for income taxes                    215                    418

Net income                        $           419        $           793

Basic earnings per share          $          0.04        $          0.08
Diluted earnings per share        $          0.03        $          0.08


Weighted basic shares
      outstanding                          10,459                  9,607
Weighted diluted shares
      outstanding                          12,062                 10,047


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Synovis Life Technologies, Inc.
February 18, 2004
Page 8


Business Segment Information
(in thousands)


                                           Three Months Ended
                                               January 31,
                                       2004                     2003
                                  ---------------         ---------------
Net revenue
    Surgical business             $         6,686         $         6,070
    Interventional business                 4,833                   6,399
                                  ---------------         ---------------
    Total                         $        11,519         $        12,469

Gross margin
    Surgical business             $         4,345         $         3,951
    Interventional business                 1,273                   1,491
                                  ---------------         ---------------
    Total                         $         5,618         $         5,442

Gross margin percentage
    Surgical business                          65%                     65%
    Interventional business                    26%                     23%
    Total                                      49%                     44%

Operating income
    Surgical business             $         1,102         $         1,111
    Interventional business                  (535)                     99
                                  ---------------         ---------------
    Total                         $           567         $         1,210


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Synovis Life Technologies, Inc.
February 18, 2004
Page 9


Consolidated Condensed Balance Sheets (unaudited)
As of January 31, 2004, and October 31, 2003
(in thousands, except share and per share data)


                                                                      January 31,          October 31,
                                                                         2004                  2003
                                                                    ---------------       ---------------
ASSETS
Current assets:
Cash and cash equivalents                                           $        42,645       $        44,102
Accounts receivable, net                                                      6,010                 6,541
Inventories                                                                  11,991                10,849
Other                                                                         1,864                 1,891
                                                                    ---------------       ---------------
    Total current assets                                                     62,510                63,383


Property, plant and equipment, net                                           11,231                10,559
Goodwill and other intangible assets, net                                     6,878                 6,892
Other                                                                            11                    11
                                                                    ---------------       ---------------
    Total assets                                                    $        80,630       $        80,845
                                                                    ===============       ===============


LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
Accounts payable and accrued expenses                               $         4,790       $         5,903
Current maturities of long-term obligations                                     206                   281
                                                                    ---------------       ---------------
    Total current liabilities                                                 4,996                 6,184


Long-term obligations and deferred income taxes                                 583                   599
                                                                    ---------------       ---------------

    Total liabilities                                                         5,579                 6,783
                                                                    ---------------       ---------------


Shareholders' equity:
Preferred stock: authorized 5,000,000 shares of $.01 par
     value; none issued or outstanding at both dates                             --                    --
Common stock: authorized 20,000,000 shares of $.01 par
     value; issued and outstanding, 11,487,482 and 11,435,638
     at January 31, 2004 and October 31, 2003, respectively                     115                   114
Additional paid-in capital                                                   70,525                69,956
Retained earnings                                                             4,411                 3,992
                                                                    ---------------       ---------------
    Total shareholders' equity                                               75,051                74,062
                                                                    ---------------       ---------------
    Total liabilities and shareholders' equity                      $        80,630       $        80,845
                                                                    ===============       ===============


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